Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of U.S. Energy Corp. of U.S. Energy Corp., of our report dated May 13, 2022 on the financial statements of Synergy Offshore LLC as of and for the years ended December 31, 2021 and 2020, which was filed as an exhibit to the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Plante & Moran, PLLC
Denver, Colorado
September 2, 2022